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                       AMALGAMATED WORKERS UNION LOCAL 88

                                 RWDSU. AFL-CIO

                         COLLECTIVE BARGAINING AGREEMENT


        This Agreement effective from the 1st day of September 1999, by and between Amalgamated Workers Union Local 88, RWDSU, AFL-CIO, located at 2366 Flatbush Avenue, Borough of Brooklyn, City and State of New York, (hereinafter referred to as "UNION") and BERNARD CHAUS, INC., with a principal place of business at 1410 Broadway, New York, New York (hereinafter referred to as the "COMPANY").

                              W I T N E S S E T H:

        Whereas, it is the intent and purpose of the parties to promote and improve the industrial and economic relations between the Company, its employees and the Union, to establish a basic understanding relative to rates of pay, hours of work, and other conditions of employment and to provide means for the amicable adjustment of all disputes and grievances:

        NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE 1

                                   RECOGNITION

        The Company recognizes and acknowledges the Union as the sole and exclusive collective bargaining agent for all of its warehouse and distribution employees, van drivers, porters, messengers, maintenance employees, warehouse quality control employees, account payable, accounts receivable employees located at its production facility at 800 Secaucus Road, Secaucus, New Jersey 07094; excluding all salaried employees, confidential employees, computer department employees, allocation department employees, outlet store employees, security employees, working foremen, foremen, managers, designers, executives, all sales persons and supervisory employees. The Company further recognizes and acknowledges the Union as the sole and exclusive collective bargaining agent for all its sample room and maintenance employees located at its production facility at 520 Eighth Ave New York, New York 10018, excluding all salaried employees, pattern makers, Sketchers, fitters, drapers, computer department employees, scheduling department employees, working foremen, foremen, sales persons, confidential employees, supervisory employees, and textile studio employees.



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                                    ARTICLE 2

                                 UNION SECURITY

        2.1 It shall be a condition of employment that all employees of the Company covered by this Agreement who are members of the Union in good standing on the effective date of this Agreement shall remain members in good standing; and all employees covered by this Agreement who are not Union members and are hired on or after the execution date of this agreement shall on the first of the month following the thirtieth (30th) calendar day of such employment become and remain members in good standing with the Union. Good standing with the Union will be defined in accordance with applicable National Labor Relations Board and Federal case law.

        2.2 The Company shall notify the Union of all new employees hired within one week following their first day of employment. New employees shall be employed on a probationary period until the first day of the month following the first sixty (60) calendar days of the individual's employment with the Company. During or at the end of the probationary period, the Employer may discharge such employee for any reason, at any time, which need not be stated by the Employer. Such discharge shall not be subject to the grievance/arbitration provisions of this Agreement. If an employee is discharged during his/her probationary period and is then subsequently hired again, such rehiring shall be considered a new hiring and no credit will be given for time worked during the previous probationary period. Upon successful completion of the probationary period, the employee will become a regular bargaining unit employee subject to the terms of this Agreement with his/her seniority measured back to the first day of employment. Employees are not eligible to receive any benefits during their probationary period except as otherwise indicated by any specific term of the Agreement.

        2.3 The Union shall indemnify, defend and save the Employer harmless against any and all demands, suits or other forms of liability that shall arise out of or by reason of discharging any employee requested or required by the Union as a result of this Article.


                                    ARTICLE 3

                             HOURS OF WORK AND WAGES

        3.1 All bargaining unit employees will work a regular forty (40) hour work week divided into five (5) days Monday through Friday of eight hours per day plus a thirty (30) minute unpaid meal period. Time and one-half shall be paid after forty (40) hours of work in a week. Time and one-half shall be paid for work done on Saturdays. Double time shall be paid for work on Sundays if the employee works the day before and the day after. Time and one-half, plus holiday pay at regular pay, shall be paid for work on the paid holidays hereinafter listed.

        3.2 Overtime may be offered to employees on a daily or weekend basis. Employees


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may be required to work overtime as needed. Continued failure to work overtime as required will result in disciplinary action. Employees will be offered available overtime based on qualification and seniority, especially in the Q.C. area. Employees will be offered training in specialized areas such as Q.C. so that they can be certified to work overtime there, even though it is not their regular work area.

        In order to be eligible to work available overtime on weekends, the employee must have worked at least two (2) days of daily overtime in the work week until at least 8:00 p.m. each day. Failure to do so may disqualify the employee from working weekend overtime at the sole discretion of the employer. If there are more qualified employees than needed to work weekend overtime, employees will be offered weekend overtime work on a seniority basis (i.e. needed employees will then be drawn from a pool of employees, who worked at least two (2) days of overtime until 8:00 p.m., by seniority and ability to do the job.) Employees who are selected to work weekend overtime must work the full weekend shift unless they are excused from doing so by management on a case by case basis for exceptional reason or cause. Any excuse from working the full overtime shift may not be used as precedent in any future situations that may arise.

                                    ARTICLE 4

                                    HOLIDAYS

        4.1 The following days shall be deemed holidays under this Agreement with pay for such day at the employee's average straight time hourly earnings for the week in which the holiday occurs, except when an employee is absent from work the day preceding or following the holiday without acceptable excuse, holiday pay will not be granted.


NEW YEAR'S DAY                                  LABOR DAY

PRESIDENTS DAY                                  THANKSGIVING DAY

MEMORIAL DAY                                    DAY AFTER THANKSGIVING DAY

INDEPENDENCE DAY                                CHRISTMAS DAY


TWO FLOATING HOLIDAYS ANNUALLY - which can be taken after a two (2) weeks notice is given to the Company. These holidays may not be taken consecutively, or on a normal workday immediately preceding or following another Holiday.

EMPLOYEE'S OWN BIRTHDAY - it is agreed if it falls on a weekend or holiday that it may be taken at any time during the week in which it falls.


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        4.2    Should any of the aforementioned holidays occur on Sunday, it shall be celebrated on the following Monday. Should any holiday listed above occur on a Saturday, it shall be celebrated on the preceding Friday.

        4.3 Should any of the aforementioned holidays fall within the probation period referred to in Subsection 2.1 the employee shall receive pay for such holiday after the probationary period has been satisfactorily completed. All laid-off employees shall receive holiday pay for the aforementioned holidays if they have worked at any time within thirty (30) days preceding the holiday, except employees laid off for just cause.

                                    ARTICLE 5

                                    VACATION

        5.1 The Company shall grant to all of its employees during each anniversary year vacations as follows:

        AFTER     1 YEAR     2 Weeks *

*One (1) week shall be available after six (6) months of consecutive employment.

        AFTER 3 YEARS of employment the employee shall begin accumulating vacation at the rate of 1 week every 4 months This accumulation occurs during the fourth (4th) year of employment.

        AFTER 10 YEARS of employment the employee shall begin accumulating vacation at the rate of 1 week every 3 months. This accumulation occurs during the eleventh (11th) year of employment.

        AFTER 15 YEARS of employment the employee shall begin accumulating vacation at the rate of 1 week every ten and one-half (10 1/2) weeks. This accumulation occurs during the sixteenth (16th) year of employment.

        5.2 Vacation money shall be paid immediately before the employee leaves for his vacation period; the vacation period shall be designated by the Company at the Company's discretion, at least four (4) weeks prior to the time it commences. Holidays falling during the vacation period shall be paid for, in addition to the vacation pay. The Company may schedule a vacation shutdown period, and all employees will be required to take their vacation during such period.

        5.3 Employees laid-off, discharged or quitting prior to the vacation period shall be paid vacation monies on a pro-rata basis at the time such employment is terminated. Should the laid-off employees be recalled, then, at the time of vacation period, they shall receive the balance of vacation pay due them. Lay-off time, up to a maximum of two (2) months in any anniversary


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year, shall be credited as time worked for vacation purposes. In event of the death of any employee covered by this Agreement, vacation monies due, on a pro-rata basis, shall be paid to the designated beneficiary. Vacation time may not be banked from year to year.

               The Employer will provide eight (8) vacation slots per year where an employee could take three (3) consecutive weeks of vacation. Employees will not be able to select three (3) week vacations slots during the months of March, June, September and December. Employees will be offered this opportunity in descending order of seniority over the life of the contract among employees who are eligible to receive three (3) weeks of vacation. Once an employee is offered one of those special vacation slots and either refuses it or accepts it, he/she will be moved to the bottom of the seniority list.

        It is the intention of the company to normally close the Distribution Center for the first week of July, and employees may take available vacation at that time. However, based on business and operational needs, the Company - at its sole discretion - may decide to remain open or to be open on a limited basis during that week. The company will try to give reasonable notice to the Union and employees if it decides NOT to close or to remain partially open during that week.

                                    ARTICLE 6

                                  WAGE INCREASE

        All Bargaining Unit employees who have completed their probationary period at the time of an increase, shall receive increases based on the following schedule:

September 1, 1999 - Fifty (0.50) cents per hour increase.

January 1, 2000 - Fifty (0.50) cents per hour increase.

September 1, 2000 - Three (3%) percent per hour increase.
September 1, 2001 - Three (3%) percent per hour increase.
September 1, 2002 - Three (3%) percent per hour increase.

        Upon a new employee's entry into the Union, the employee shall receive a five (5%) wage increase.

        Nothing in this Agreement shall preclude the Company from giving merit increases to individual employees.


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                                   ARTICLE 7

                                DISCHARGE CLAUSE

        7.1 The Employer shall have the right to discipline/ discharge employees for Just cause. Discipline steps normally provided will be:

                       Written Warnings (2)

                       Unpaid Suspension Cup to one (1) week]

                       Discharge

The Employer shall have the right to advance the level of discipline to whatever step it believes is appropriate under the circumstances up to and including immediate discharge. It may also utilize an unpaid investigatory suspension whenever it believes it is necessary in order to take proper action with regard to an employee. If an employee is not disciplined as a result of the investigation, the employee will be paid for time lost without pay an a result of the investigation.

        7.2 Any disciplinary action or measure imposed by the Company on a non-probationary employee, which cannot be adjusted between the parties, may be processed as a grievance through the regular grievance process but directly at step three (3) and then through Arbitration. However, the Union must raise the issue through the grievance process no later than ton (10) days from the date of disciplinary action. The failure to discipline or discharge in any particular instance shall not be deemed to be a waiver of the Employer's right with respect to future or other instances involving the same or different employees.

        7.3 The Employer shall have the right to establish and enforce reasonable rules of conduct and to discipline employees for violations of same. Such reasons for discipline/discharge may include but are not limited to: dishonesty, theft, possession, sale or being under the influence of illegal or controlled substances drugs or alcohol on Company premises; assault; refusal to work; failure to perform the assigned work satisfactorily; insubordination; chronic lateness and chronic absenteeism; refusal to work overtime contrary to the terms of the contract; destruction of Company property; fighting, etc.

        7.4 Disciplinary actions shall be removed from employees Active File after they are thirty (30) months old.


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                                   ARTICLE 8
                              SENIORITY PROVISIONS

        8.1 Seniority shall be plant wide by classification, and the principle thereof shall be applied by the Company when it determined ability is equal to lay-offs and rehiring. The Company shall furnish the Union a seniority list within ten (10) days from the date of this executed Agreement.

                                   ARTICLE 9

                                 DISCRIMINATION

        9.1 There shall be no discrimination of any kind against any member of the Union, for Union activity, race, color, creed, sex, age, or nationality.

                                   ARTICLE 10

                                MILITARY SERVICE

       10.1 All military leaves shall be as provided by the Military Act or other legislation governing same, except that in any event, employees shall be restored to their former positions at the prevailing rate of pay, on the basis of seniority, the time spent in military service considered as time actually employed by the Company. Reinstatement, however, must be applied for within ninety (90) days after receiving an honorable discharge, and the applicant must be physically and mentally able to do the work.

                                   ARTICLE 11

                                  SHOP STEWARD

       11.1 The Union shall have the right to designate a Shop Steward in each plant covered by this Agreement. The Union must notify the Employer in writing when an individual is either appointed to or removed from a Shop Steward position. Properly designated Stewards shall have the right to take up with an authorized representative of the Company, at times which are mutually agreed, all grievances arising out of this Agreement. Shop Steward will have no authority of any kind except that given them under this Agreement, and no Shop Steward will engage in any conduct which interferes with or impedes the normal work or encourage employees to do the same.


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                                   ARTICLE 12

                            REDUCTION OF WAGES RATES

       12.1 Nothing in any provision of this Agreement shall be so construed, anything to the contrary not withstanding as to effect reduction in the wage rate of any worker.

                                   ARTICLE 13

                                   CHECK - OFF

       13.1 The Company agrees to deduct from the salary of any present or future employee covered by this Agreement, as directed by the Union, the amount of dues and initiation fees the employee is required to pay to the Union. As to new employees, the Company will deduct from their salaries such amounts as the Union will bill the Company for the purposes hereinabove specified.

       13.2 Once a month, within one week after the last day of the preceding month the Company will deliver the money's billed and required to be deducted during the preceding month to a duly authorized representative designated by the Union for the purposes. The Union agrees that it will file with the Company written authorizations for such deductions, which shall comply with the law.

       13.3 The Union shall indemnify, defend and save the Employer harmless against any and all claims, demands, suits or other forms of liability that may arise out of or by reason of action taken by the Employer in reliance upon this article or payroll deduction cards.

                                   ARTICLE 14

                               GRIEVANCE PROCEDURE

       14.1 Any and all complaints, disputes and grievances or differences arising under and during the term of this Agreement, between the Company and employees in the bargaining unit, and/or the Union, with respect to wages, hours of work, and conditions of employment, shall be handled in accordance with the following procedure:

        1) The grievance shall be discussed, within five (5) working days of the occurrence thereof, by the employee involved, with his immediate supervisor, in an attempt to settle the matter. The Union Steward may or may not be present, at the election of the aggrieved, and said steward. The supervisor involved shall give an oral answer with respect to the grievance immediately, if possible, but not later than three (3) working days following the discussion. If the oral answer given by the supervisor does not settle the issue, then the employee and/or the Union Steward may


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               proceed with the next grievance step.

        2) Within three (3) working days following receipt of the oral answer provided for in step 1, the chief Union Steward and aggrieved employees may present the grievance in writing (specifying the provision of the contract allegedly violated), to the appropriate department or plant manager or his designated representative, with a copy to the Union business representative. The manager shall then meet with the aggrieved employee and the chief Union Steward within three (3) working days following his receipt of the written grievance and shall attempt to settle the matter. If settlement is reached, the matter shall be considered closed. If the grievance is not settled, a written and signed decision setting forth the manager's position, and the reason therefore, shall be submitted by the manager to the chief Union Steward and the aggrieved employee within three (3) working days following said meeting. If the grievance is not settled at this step, then.

        3) Within seven (7) working days following receipt of the managers's written decision, the business representative of the Union and a designated representative of the Company shall meet at a mutually convenient time and place and attempt to settle the grievance. If a settlement is reached, it shall be reduced to writing and signed by both of said representatives.

        4) In the event that any complaints, claims, disputes, or differences are not settled in accordance with the foregoing steps, the same may be submitted to arbitration in accordance with the Article covering that subject.

                                          ARBITRATION

       14.2 Only those grievances or disputes, between the Company and the employees and/or the Union, which involve an alleged violation of a provision of this Agreement or an allegation that it has not been properly interpreted or applied, may be carried beyond the grievance procedure into arbitration under the section. Either the union or the company may request arbitration of a grievance or dispute, in writing, at any time during a period of seven (7) calendar days following the meeting under step (3) three of the Grievance Article. Upon such timely request, the arbitration shall proceed as follows:

        The Company and the Union shall confer and discuss the selection of a neutral arbitrator, and if they cannot agree upon an individual, they shall submit the matter to the New Jersey State Board of Mediation for cases arising in the New Jersey location and to either the American Arbitration Association or the New York State Employment Relations Board (by agreement between the parties) for cases arising in the New York location, for selection of an arbitrator in accordance with the Rules of the Board or Association as appropriate. Only the Union or Company may bring a matter to arbitration.


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       14.3    Time shall be considered to be of the essence for the purpose of this Article. If a grievance is not timely filed under Section 14.1, it shall be considered to be waived. If the Union fails to timely move the grievance to the next procedural step, it shall be deemed to be settled with the disposition at the previous step. If the Employer fails to respond within the time limits provided, the grievance shall automatically move to the next step. The time limits set out in this Agreement may be extended by mutual agreement of the parties.

                                   ARTICLE 15

                                MANAGEMENT RIGHTS

       15.1 The parties agree that the Company retains the exclusive right to manage its operations and work force, except to the extent that such right is explicitly limited by the provisions of this Agreement. The Union recognizes that the Company's rights include, but are not limited to, the right to manage its business; direct, select, decrease and increase the workforce, including hiring, promotion, demotion, transfer within and between classifications, suspensions, discharge or layoff; the right to make all plans and decisions on all matters involving the products to be manufactured and shipped; where such products are to be manufactured, the location of operations, the extent to which the facilities of any department thereof shall be operated; additions thereto, removal of equipment, outside purchases of products or services, the scheduling of operations, means and processes of manufacturing; the materials to be used; the right to introduce new and improved methods and facilities and to change existing methods and facilities; to maintain discipline and efficiency of employees; to institute continue, audit, modify or discontinue incentive wage systems; to prescribe plant rules and regulations; to establish and change production and quality standards; to determine the qualifications of employees; to regulate quality; to schedule overtime, and to run the plant efficiently. The Company agrees that in the exercise of these rights it shall observe in provisions of this Agreement that such rights shall not be used for the purpose of discriminating against any employees.

       15.2 The Employer has the right to create and staff alternate work shifts and to discontinue such alternate work shifts at its discretion including the right to limit the number of employees who can transfer from the first shift to avoid interference with the smooth operation of the Company. Employer-initiated second shift changes will require a ten percent (10%) pay differential. Employee-initiated shift changes require no pay differential.

                                   ARTICLE 16

                         REST PERIODS AND WASHUP PERIODS

       16.1 Each employee shall be allowed at least twenty (20) minutes rest period per working day divided as follows: ten (10) minutes during the first four (4) hours of working time and ten (10) minutes during the next four (4) hours of working time.


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                                   ARTICLE 17

                         BULLETIN BOARDS AND VISITATION

       17.1 The Company agrees to allow the Union the use of a sufficient number of bulletin boards in the shop to be used exclusively for Union notices; and to grant admission to the employment site by representatives of the Union to discharge their duties as such.

                                   ARTICLE 18

                     SAFETY PROVISIONS AND PAY FOR TIME LOST

       18.1 The Company will make reasonable provision for the safety and health of its employees, and shall comply with all Federal, State and Municipal requirements for safeguards and cleanliness.

                                   ARTICLE 19

                                   SICK LEAVE

       19.1    Paid sick days shall be earned at a rate of one (1) day every two
(2) months worked to a maximum of six (6) sick days per anniversary year. An employee begins to accrue sick days in his first year of employment upon completion of his/her probationary period; however, the employee will earn one day in the first month worked following completion of his /her probationary period [thereafter the employee earns one (1) day for each two (2) months worked as set out above].

       19.2 Sick days may be used as earned and will be paid to employees at the wage rate being paid to employees at the time of use. All earned but unused sick leave will be paid to the employee two weeks prior to the employee's anniversary date. Employees who leave the employ of the Company for any reason other than discharge for cause will be paid their earned sick leave as of the date of separation. Actual payment will be made in the next paycheck.

                                   ARTICLE 20

                            CONTINUITY FOR OPERATIONS

       20.1 The Union agrees that neither it nor any of the employees in the bargaining unit covered by this agreement will collectively, concertedly or individually participate or assist in any slowdown, strike or any other form of work interruption during the term of this Agreement. If any slowdown, strike, or any other form of work interruption should occur, The Union agrees that it will take immediate and affirmative action to effect termination of all activities which constitute a violation of this Article.


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       20.2    The Company agrees that there will be no lockout during the term of this Agreement.

                                   ARTICLE 21

                                   CALL IN PAY

       21.1 When there is no work on the next regular work day for regular employees, they must be notified not later than their completion of their shift on the previous work day. All regular employees not so notified shall be provided with at least four (4) hours work or receive the pay equivalent thereof at their regular rate of pay, if they report for work an usual. However, nothing herein shall be construed to guarantee a minimum number of hours of work.

                                   ARTICLE 22

                                    JURY DUTY

       22.1 Employees serving on jury duty, who provide proof thereof, shall be paid the difference between their regular pay for a period not to exceed two
(2) weeks.

                                   ARTICLE 23

                                   BEREAVEMENT

       23.1 In case of a death in the immediate family (defined as spouse, child, parent, brother, sister, grandparent, father-in-law or mother-in-law), the Employee shall be entitled to up to three (3) consecutive days of paid leave of absence, the last day of which shall be for attending the funeral and will be paid for those work days falling within such leave. The Company may require proof of death and/or the relationship to the deceased at its discretion.


                                   ARTICLE 24

                                 WELFARE CLAUSE

       24.1 The Company will continue making monthly premium payments to the Union Welfare Fund for group insurance coverage for current union members and their dependents. Increases shall be capped as follows:

                              Year 1    5%

                              Year 2    7%

                              Year 3    7%

                              Year 4    7%


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       24.2    New employees will be eligible for coverage on the first day of the month after completion of ninety (90) days of service as a Union member.

       24.3 Employees will contribute fifteen dollars ($15.00) per month for single coverage and twenty dollars ($20.00) per month for family coverage.

       24.4 The Company shall have the right to substitute other coverage in place of the Union Welfare plan, provided such insurance is comparable to the coverage provided under the current Union Welfare Plan. In such case the Company shall have no further liability to the Union Welfare Fund other than unpaid monthly premiums due to the Union Welfare Plan when it was in place prior to the Company's substitution of other insurance coverage.

       24.5 The Company and Union agree that the sole responsibility of the Company with regard to the benefits to be provided by the Union Welfare Fund is to make the contributions required this article. and the Union holds and saves the Employer harmless against any and all claims made against it under this article.

                                   ARTICLE 25

                                  PENSION PLAN

       25.1 The Company shall continue the Pension plan instituted on January 1, 1985 for the benefit of all bargaining unit employees and continue such plan through the term of this Agreement. The Plan shall provide a benefit at age sixty-five (65) vesting upon completion of five years of service. The benefit monthly factor shall have the following schedule: Eight dollars ($8.00) per year of credited service subsequent to January 1, 1985.

Nine ($9.00) dollars per year of credited service provided on or after January 1, 1988.

Thirteen dollars and fifty cents ($13.50) per year of credited service provided on or after September 1, 1998.

Fifteen dollars ($15.00) per year of credited service provided on or after September 1, 1999.

Sixteen dollars ($16.00) per year of credited service provided on or after September 1, 2000.

Seventeen dollars ($17.00) per year of credited service provided on or after September 1, 2001

Eighteen dollars ($18.00) per year of credited service provided on or after September 1, 2002


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All employees hired on or after January 1, 1991 will be subject to a one year eligibility service requirement with retroactive service accrual to date of hire following entry into the plan.

                                   ARTICLE 26

                                 SAVINGS CLAUSE

       26.1 Should any part of this Agreement or any portion therein contained be rendered or declared illegal or unenforceable by a Court of competent jurisdiction, or by the decision of any authorized governmental agency, such validation of such portions thereof, in the event of such occurrence, the parties agree to meet immediately, and, if possible, to negotiate substitute provisions for such parts or portions rendered or declared or illegal or invalid.

                                   ARTICLE 27

                               COMPLETE AGREEMENT

       27.1 This Agreement constitutes the entire contract between the Company and the Union and settles all demands and issues with respect to all matters subject to collective bargaining. Therefore, both the Company and the Union, for the duration of this Agreement, waive the right, and each agrees that the other shall not be obligated to bargain collectively with respect to any subject or matter which is subject to collective bargaining, whether or not such subject or matter is specifically referred to herein. Changes or amendments to the terms of this Agreement may be made if mutually agreed to by the Company and the Union, reduced to writing, and executed in the same manner as this Agreement.

                                   ARTICLE 28

                                  PERSONAL DAYS

       28.1 Employees may take one non-paid personal day during each anniversary year. A two (2) week notice will be required before permission may be granted by the Company.

                                   ARTICLE 29

                                  CREDIT UNION

       29.1 The Company will make best effort to maintain a credit union for the bargaining unit employees.


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                                   ARTICLE 30

                                   EXPIRATION

        This Agreement shall expire on the 31st of August, 2003. It shall be automatically renewed from year to year thereafter, unless modified or terminated by either party giving to the other party not less than sixty (60) days written notice, by registered or certified mail, prior to the next termination date, of its desire to modify or terminate this Agreement. Should said sixty (60) days notice be given, joint conference between the parties shall commence at least thirty (30) days before the termination date for negotiation purposes.

        IN WITNESS WHEREOF, the parties hereto have set their hands and seals the of September 1999


BERNARD CHAUS. INC.                      AMALGAMATED WORKER UNION
                                         LOCAL 88  RWDSU AFL-CLO


BY                                       BY
   ---------------------------(L.S.)        ---------------------------(L.S.)



--------------------------------         --------------------------------
        TITLE                                   TITLE


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